Exhibit 99.1

Zoned Properties Establishes Independent Audit Committee; Expands Board of Directors with Appointment of Experienced Financial Executive David G. Honaman to Lead Committee

SCOTTSDALE, Ariz., September 27, 2016 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed marijuana industry, today announced that it has established an independent Audit Committee, appointed by the Board of Directors (“Board”) of the company, to assist the Board in overseeing the accounting and financial reporting processes of the company.

The company also announced that the Audit Committee will be led by newly appointed independent director and financial expert, Mr. David G. Honaman. Mr. Honaman’s appointment is effective immediately, and he will stand for election to the Board at the upcoming annual meeting of shareholders. The Audit Committee also includes Art Friedman and Bryan McLaren. With the addition of Honaman, the Board expands to five directors, three of whom are independent.

Bryan McLaren, Chief Executive Officer of Zoned Properties, stated, “Establishing an audit committee, led by an experienced, independent director, is an important step in the natural evolution of our corporate structure and governance. The Board is committed to instituting and maintaining sound corporate governance practices to ensure the integrity of our financial reporting, systems and processes. I am pleased to welcome Mr. Honaman to our board as an independent director and financial expert of the committee. His financial and business development expertise will add a valuable perspective as we execute our strategic plan.”

“Zoned Properties is rapidly establishing itself as a leader – both in terms of innovation and corporate responsibility -- in a new and emerging market,” commented Mr. Honaman. “I am honored to join the Board and work closely with Bryan and the team to contribute to the growth of the business and the company’s success.”

Mr. Honaman currently serves as Chief Financial Officer, Treasurer, Principal and Member of the Board of Directors of Advanced Benefit Solutions, Inc., a licensed Third Party Administrator and consulting firm serving more than 500 clients in the Group Benefits industry. He led the purchase of the company in 2009 and was directly responsible for establishing the financial plan, ownership structure and Stockholder Buy-Sell Agreement.

From 2001 to 2008 Mr. Honaman served as Chief Financial Officer, Treasurer and member of the Board of Directors of Wilcox Associates, Inc., a civil engineering firm providing professional services and design and build strategies to the architectural and engineering industry. In addition to managing day-to-day financial operations, he revised the lending sources and loan covenants to provide external working capital for this fast growth company, established financial sources to fund acquisitions and led the acquisitions teams on five transactions. Prior to Wilcox Associates, Mr. Honaman served as Senior Vice President, Chief Financial Officer and Secretary of Wolohan Lumber Company, a retailer of lumber and building materials, where he also held executive management roles responsible for financial reporting, risk management, banking relationships, capital funding, treasury operations and acquisition targeting and execution. Mr. Honaman began his career with Ernst & Young as a Certified Public Accountant.

Mr. Honaman holds a Bachelor of Arts degree in Finance from Michigan State University and is a licensed Certified Public Accountant.

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com